Exhibit 10.2
REGISTRATION RIGHTS AGREEMENT
          This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 24, 2006 is made and entered into between ZILA, INC., a Delaware corporation (the “Company”), and BLACK DIAMOND COMMERCIAL FINANCE, L.L.C. (the “Investor”).
          WHEREAS, the Company and the Investor have entered into that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”);
          WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor’s agreement to enter into the Credit Agreement, the Company has issued to the Investor a Warrant of even date herewith, exercisable from time to time during the period commencing on the date hereof and ending on the fifth anniversary of the date hereof (the “Warrant”) for the purchase of an aggregate of 1,200,000 shares of common stock of the Company, par value $.001 per share (the “Common Stock”), at a price specified in such Warrant;
          WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor’s agreement to enter into the Credit Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities (as defined below);
          NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, in the Warrant and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
     Section 1.1 Definitions. Capitalized terms defined in the Credit Agreement or the Warrant shall have the same meanings herein as are ascribed to them therein. In addition, the following terms shall have the meanings ascribed below:
          “Act” means the United States Securities Act of 1933, as amended.
          “Registrable Securities” means all of the Common Stock and any other securities issued or issuable upon exercise of the Warrants as provided therein until (i) a registration statement under the Act covering the offering of such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Act (“Rule 144”) are met, (iii) such securities have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor, such securities may be sold without any time, volume or manner limitation pursuant to Rule 144(k) (or any similar provision then in effect) under the Act.
          “SEC” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.
          “Shelf Registration Statement” means a “shelf” registration statement filed under the Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2 of this Agreement, including the prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
ARTICLE II.
REGISTRATION RIGHTS
     Section 2.1 Form S-3 Registration Statements.
          (a) The Company shall prepare and file with the Commission a “Shelf” Registration Statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) covering the resale on Nasdaq of the Registrable Securities, and use its reasonable best efforts to cause the Registration Statement to become effective and remain effective as provided herein. The Company shall use its reasonable best efforts to cause the Registration Statement to be filed no later than May 15, 2006 and declared effective under the Act as soon as practicable thereafter, and in any event by the later of (i) July 15, 2006 and (ii) the date upon which at least twenty-five percent (25%) of the Warrant Shares have been acquired upon exercise of the Warrant (the “Effectiveness Date”).
          (b) The Company shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Act until the earlier to occur of (i) the date upon which all Registrable Securities registered under the Registration Statement have been sold, and (ii) the date upon which none of the Common Stock acquired, or which may be acquired, upon exercise of the Warrant constitutes Registrable Securities (the “Effectiveness Period”).
          (c) In the event the Company fails to obtain the effectiveness of a Registration Statement by the Effectiveness Date, or fails to maintain the effectiveness of a Registration Statement during the Effectiveness Period, the Company shall pay to the Investor at the end of each thirty (30) day period following the Effectiveness Date, in cash, an amount equal to $40,000 for the first 30 days such registration is not effective, pro-rated on a daily basis, and $40,000 per each 30-day period thereafter, pro-rated on a daily basis.

ARTICLE III.
REGISTRATION PROCEDURES
     Section 3.1 Filings; Information. In connection with the registration of Registrable Securities pursuant to Section 2.1, the Company:
          (a) will (i) prepare and file with the SEC, as promptly as reasonably possible, such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to make sure such Shelf Registration Statement is, during the Effectiveness Period, in compliance with the provisions of the Act and the rules and regulations thereunder, and (ii) respond as promptly as reasonably possible, and in any event within fifteen (15) business days, to any comments received from the SEC with respect to the Shelf Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Investor true and complete copies of all correspondence from and to the SEC relating to the Shelf Registration Statement provided that the Company is not required to produce any information to the Investor pursuant to this Section 3.1(a) if the Company in good faith deems it material non-public information or otherwise of a confidential nature;
          (b) will, not less than three days prior to filing a Shelf Registration Statement or prospectus or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), furnish to the Investor and one firm of counsel representing the Investor, a copy of such Shelf Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by such parties. Thereafter, the Company shall furnish to the Investor and its counsel copies of the “final” prospectus included in such Shelf Registration Statement (including each preliminary prospectus) and any amendment or supplement thereto as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities;
          (c) will use its reasonable best efforts to (i) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Investor may reasonably (in light of its intended plan of distribution) request, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent or subject itself to general service of process in any such jurisdiction;
          (d) will promptly notify the Investor upon the occurrence of any of the following events in respect of a Shelf Registration Statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Shelf Registration Statement for amendments or supplements to the Shelf Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable

Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event which makes any statement made in the Shelf Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement, related prospectus or documents so that, in the case of the Shelf Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) the Company’s reasonable determination that a post-effective amendment to the Shelf Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus;
          (e) will otherwise comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with applicable reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
          (f) will appoint a transfer agent and registrar for all such Registrable Securities covered by such Shelf Registration Statement not later than the effective date of such Shelf Registration Statement; and
          (g) may require the Investor to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC, the NASD, or other similar governmental entity. The Investor agrees to provide such information requested in connection with such registration within three (3) business days after receiving such written request and the Company shall not be responsible for (and the penalties specified in Section 2.1(c) shall not apply in respect of) any delays in obtaining or maintaining the effectiveness of the Shelf Registration Statement caused by the Investor’s failure to timely provide such information. The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(d) hereof, the Investor will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(d) hereof, and, if so directed by the Company, the Investor will deliver to the Company all copies, other than permanent file copies then in the Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Shelf Registration Statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(d) hereof to the date when the Company shall make available to the Investor a prospectus supplemented or amended to conform with the requirements of Section 3.1(d) hereof.
          (h) Registration Expenses. In connection with each Shelf Registration Statement, the Company shall pay the following registration expenses incurred in connection with the registration thereunder (the “Registration Expenses”): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses, if any, for independent certified public accountants retained by the Company, and (vii) the fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, all such costs to be borne by the Investors.
ARTICLE IV.
INDEMNIFICATION AND CONTRIBUTION
     Section 4.1 Indemnification
          (a) The Company hereby agrees to indemnify and hold harmless, to the extent permitted by law, each seller of any Registrable Securities covered by such registration statement, its directors, officers, general and limited partners, employees, agents and representatives (and directors and officers thereof and, if such seller is a portfolio or investment fund, its investment advisors or agents), and each other Person, if any, who controls such seller or any such underwriter within the meaning of Section 15 of the Securities Act, as follows:
     (i) against any and all loss, liability, claim, damage, attorneys’ fee or expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement (a “Settlement Payment”) of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld or delayed; and
     (iii) against any and all expense (other than any Settlement Payment) reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above;
provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such seller or underwriter expressly for use in the preparation of any registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto); and provided, further, that if such offering and sale are not effected by or through an underwriter, then the Company will not be liable to the seller or any other Person, if any, who controls such seller within the meaning of Section 15 of the Securities Act, under the indemnity agreement in this Section 4.1(a) with respect to any preliminary prospectus or final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such controlling Person results from the fact that such seller sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such seller. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general or limited partner, investment advisor or agent, underwriter or controlling Person and shall survive the transfer of such securities by such seller.
          (b) The Investors shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.1(a) hereof) the Company, each Person who controls the Company or any such underwriter (within the meaning of Section 15 of the Securities Act) and their respective officers, directors, partners, employees, agents and representatives, with respect to any statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or any such director, officer, partner, employee, agent, representative or controlling Person and shall survive the transfer of such securities by such seller. The obligations of the Company and each seller pursuant to this Section 4.1 are to be several and not joint; provided, however, that the indemnity agreement contained in this Section 4.1(b) shall not apply to amounts paid in settlement of any lawsuits, claims, damages, liabilities or actions if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld or delayed, and provided, further, however, that, with respect to each claim pursuant to this Section 4.1, each such seller’s liability under this Section 4.1 shall be limited to an amount equal to the net proceeds (after deducting the underwriters’ discount and expenses) received by such seller from the sale of Registrable Securities by it pursuant to such registration statement.
          (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section

4.1, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 4.1, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.
     Section 4.2 Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section 4.1 hereof is for any reason not available, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and each such seller agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters’ portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section 4.2, each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company or a seller of Registrable Securities shall have the same rights to contribution as the Company or a seller of Registrable Securities, as the case may be. Notwithstanding the foregoing, no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 4.1 hereof were available.
ARTICLE V.
MISCELLANEOUS
     Section 5.1 Term. The registration rights provided to the holders of Registrable Securities hereunder shall terminate upon the earlier of (i) the Company’s obligations as set forth under Section 2.1 are satisfied or (ii) December 31, 2011; provided, however, that the provisions of Article IV hereof shall survive any termination of this Agreement.

     Section 5.2 Rule 144. The Company covenants that so long as any Registrable Securities remain outstanding and restricted it will file all reports required to be filed by it under the Act and the Exchange Act and that it will take such further action as holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any successor or similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144.
     Section 5.3 Amendment and Modification. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the party against whom the enforcement of such waiver is sought. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Shelf Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.
     Section 5.4 Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Investor may assign its rights under this Agreement to any subsequent holder of Warrants or Registrable Securities, provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder’s claim to any rights hereunder. This Agreement, together with the Credit Agreement and the Warrants, set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.
     Section 5.5 Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.
     Section 5.6 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to: Zila, Inc., 5227 North 7th Street, Phoenix, AZ 85014-2800; Attention: Gary V. Klinefelter, Vice President, General Counsel and Secretary, Facsimile No.: (602) 234-2318, with copies (which shall not constitute notice) to: Snell & Wilmer L.L.P., One Arizona Center, Phoenix, AZ 85004, Attention: Michael M. Donahey; and (ii) if to the Investor, to the address set forth on the signature pages hereto. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.
     Section 5.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.
     Section 5.8 Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.
     Section 5.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.
     Section 5.10 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.
     Section 5.11 Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

ZILA, INC.

By:	/s/ Andrew A. Stevens

Name: Andrew A. Stevens

Title: Vice President & CFO

BLACK DIAMOND COMMERCIAL FINANCE, LLC

By:	/s/ Stuart Armstrong

Name: Stuart Armstrong

Title: President & Chief Executive Officer

Address for Notice:

Zila, Inc.
5227 N. 7th Street
Phoenix, AZ 85014

Black Diamond Commercial Finance, LLC
Two Stamford Place
281 Tressor Blvd., 7th Floor
Stamford, CT 06901-3242